UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 20, 2021

First Trust Intermediate Duration Preferred & Income Fund
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	811-22795	32-0405071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 765-8000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Trust Intermediate Duration Preferred & Income Fund (the "Fund") is filing herewith a press release issued on October 20, 2021, as Exhibit 99.1. The press release was issued by First Trust Advisors L.P. to announce the appointment of Denise M. Keefe as a Trustee of the Fund, effective November 1, 2021. Details regarding the appointment are contained in the press release included herein.

Ms. Keefe has also been appointed as a member of the Audit Committee, the Valuation Committee and the Nominating and Governance Committee for the Fund.

Ms. Keefe is not currently a party to any transaction with the Fund or First Trust Advisors L.P. that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press release of First Trust Advisors L.P. dated October 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRUST Intermediate Duration Preferred & Income FUND

Date	October 21, 2021	/s/ W. Scott Jardine
Name: W. Scott Jardine
Title: Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of First Trust Advisors L.P. dated October 20, 2021.